SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

             Indianapolis Power & Light Company
---------------------------------------------------------------



        (Name of Registrant As Specified In Its Charter)

---------------------------------------------------------------



(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:



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  2) Aggregate number of securities to which transaction applies:


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  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):


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  4) Proposed maximum aggregate value of transaction:


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  5)  Total fee paid:


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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:


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     3)   Filing Party:


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     4)   Date Filed:


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
                         March 10, 1997



Dear Preferred Shareholder:

     You have been sent a Proxy Statement this year instead of an information statement because the Company is proposing an important initiative that requires your approval. This initiative, which is reflected in the annexed Proxy Statement as Proposal 2, seeks to amend the Articles of Incorporation to remove the limitation on the issuance of unsecured indebtedness. This will provide the Company with more financial flexibility and will enhance its ability to raise capital at a reasonable cost during the next several years.

     Enclosed with this letter are the Notice of Annual Meeting and the Proxy Statement which provides more information on Proposal 2. A copy of IPALCO Enterprises, Inc. 1996 Annual Report, your proxy card and a return envelope are also enclosed.

     It is important that your shares be represented at this meeting and that your vote be registered in favor of Proposal 2. Therefore, I urge you to fill in, date and sign the enclosed proxy and return it as soon as possible.

     Thank you for your interest in our Company's future.

                                   Sincerely,



                                   John R. Hodowal
                                   Chairman of the Board and
                                   Chief Executive Officer

                       PRELIMINARY COPIES

                               IPL


               INDIANAPOLIS POWER & LIGHT COMPANY
                       One Monument Circle
                          P.O. Box 1595
                Indianapolis, Indiana  46206-1595

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 16, 1997


TO THE SHAREHOLDERS OF
INDIANAPOLIS POWER & LIGHT COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Indianapolis Power & Light Company will be held at its principal office, One Monument Circle, Indianapolis, Indiana on Wednesday, April 16, 1997, at 10 o'clock A.M. (Eastern Standard Time), for the following purposes:

    1. To elect sixteen (16) directors to hold office for terms of one year each and until their successors are duly elected and qualified;

    2. To approve an amendment to IPL's Amended Articles of Incorporation to remove the limitation on the issuance of unsecured indebtedness; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Wednesday, February 26, 1997, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. Whether or not you expect to be present at the meeting, you are urged to fill in, date and sign the enclosed proxy and return it immediately in the accompanying postage guaranteed envelope.

     By order of the Board of Directors.

                                        INDIANAPOLIS POWER & LIGHT COMPANY
                                        By:     BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 10, 1997

               INDIANAPOLIS POWER & LIGHT COMPANY
                         PROXY STATEMENT

                        TABLE OF CONTENTS

ANNUAL MEETING INFORMATION. . . . . . . . . . . . . . . . . . .       1
   Date, Time and Place of Annual Meeting . . . . . . . . . . .       1
   Solicitation of Proxies. . . . . . . . . . . . . . . . . . .       1
   Other Business . . . . . . . . . . . . . . . . . . . . . . .       1
   Shareholder Proposals for 1998 Annual Meeting. . . . . . . .       2

RELATIONSHIP WITH AUDITOR . . . . . . . . . . . . . . . . . . .       2

VOTING SECURITIES AND BENEFICIAL OWNERS . . . . . . . . . . . .       2
   Beneficial Ownership of the Common Stock of IPALCO By Directors,
Nominees
   and Executive Officers . . . . . . . . . . . . . . . . . . .       3

PROPOSAL 1 - ELECTION OF SIXTEEN DIRECTORS. . . . . . . . . . .       5

INFORMATION REGARDING THE BOARD OF DIRECTORS. . . . . . . . . .       8
   Procedure To Propose Nominees For Director . . . . . . . . .       8
   Number Of Board Meetings and Attendance. . . . . . . . . . .       8
   Committees of the Board. . . . . . . . . . . . . . . . . . .       9
   Compensation Committee Interlocks and Insider Participation.       9
   Compensation of Directors. . . . . . . . . . . . . . . . . .      10
   Certain Business Relationships . . . . . . . . . . . . . . .      10

PROPOSAL 2 - APPROVE AMENDMENT TO AMENDED ARTICLES OF
   INCORPORATION TO REMOVE THE LIMITATION ON THE ISSUANCE
   OF UNSECURED INDEBTEDNESS. . . . . . . . . . . . . . . . . .      11
   Purpose and Effect of Proposed Amendment . . . . . . . . . .      11
   Vote Required to Approve Proposed Amendment. . . . . . . . .      12

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . .         17
   Compensation Policies Relating Generally to Executive Officers. . 17
          Base Salary . . . . . . . . . . . . . . . . . . . . .      17
          Annual Incentive Plan . . . . . . . . . . . . . . . .      18
          Long-Term Performance and Restricted Stock Incentive Plan  18
   Basis for Chief Executive Officer's Compensation . . . . . .      19
   Deductibility of Executive Compensation. . . . . . . . . . .      19

COMPENSATION OF EXECUTIVE OFFICERS. . . . . . . . . . . . . . .      13
   Nature and Types of Compensation . . . . . . . . . . . . . .      13
   Summary Compensation - Table I . . . . . . . . . . . . . . .      14
   Option Exercises - Table II. . . . . . . . . . . . . . . . .      16
   Performance Graph - Table III. . . . . . . . . . . . . . . .      21
   Performance Graph. . . . . . . . . . . . . . . . . . . . . .      20
   Pension Plans. . . . . . . . . . . . . . . . . . . . . . . .      22
          Pension Plan Table - Table IV . . . . . . . . . . . .      22
   Employment Contracts and Termination of Employment and
   Change-in-Control Arrangements . . . . . . . . . . . . . . .      23

FORM 10-K ANNUAL REPORT . . . . . . . . . . . . . . . . . . . .      23

                       PRELIMINARY COPIES

               INDIANAPOLIS POWER & LIGHT COMPANY

                         PROXY STATEMENT
                         Relating to the
                 Annual Meeting of Shareholders
                         April 16, 1997
               (Mailed on or about March 10, 1997)


                   ANNUAL MEETING INFORMATION

Date, Time and Place of Annual Meeting

   The information set forth in this Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Indianapolis Power & Light Company ("IPL") for use at its Annual Meeting of Shareholders to be held April 16, 1997, at 10:00 o'clock A.M. (EST) at the principal office of IPL, One Monument Circle, Indianapolis, Indiana 46204, pursuant to the accompanying Notice of Annual Meeting and at any adjournment of such meeting.

   At the close of business on December 31, 1983, IPL became a subsidiary of IPALCO Enterprises, Inc. (``IPALCO'') and, at that time, all outstanding shares of IPL Common Stock were exchanged for Common Stock of IPALCO and all Common shareholders of IPL became Common shareholders of IPALCO. As a result, IPALCO owns all 17,206,630 outstanding shares of IPL's Common Stock. However, there are currently outstanding 518,985 shares of IPL's Cumulative Preferred Stock.

Solicitation of Proxies

   The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares represented for any purpose are deemed present for quorum purposes. If the enclosed form of proxy is properly executed and returned in time for the meeting, the named proxies will vote the shares represented by the proxy in accordance with the instructions marked. Proxies returned unmarked will be voted in favor of the proposed nominees for director and in favor of the proposed amendment to IPL's Amended Articles of Incorporation. If other matters are properly brought before the meeting, or any adjournment thereof, the enclosed proxy gives discretionary authority to the persons named therein to vote in accordance with their best judgment on such matter.
A shareholder executing and delivering the enclosed proxy has the unconditional right to revoke it at any time before the authority granted therein is exercised.

   Under Indiana law, the election of directors will be determined by plurality vote at a meeting where a quorum is present. As a result, the five nominees who receive the greatest number of votes cast for election as directors will be elected as directors of IPL. Broker non-votes and withheld votes will not affect the outcome of the election of directors.

   This solicitation of proxies is being made by IPL and the expenses thereof will be borne by IPL. The principal solicitation is being made by mail. However, additional solicitation may be made by telephone, telegraph or personal contact by officers and other employees of IPL and its subsidiaries, who will not be additionally compensated therefor. IPL expects to reimburse broker-dealers and others for reasonable expenses of forwarding proxy material to beneficial owners.

Other Business

   Management is not presently aware of any business to be presented at the 1997 Annual Meeting other than the election of directors and the proposed amendment to the Amended Articles of Incorporation. The minutes of the Annual Meeting of Shareholders held April 17, 1996 will be presented for approval at the 1997 Annual Meeting; however, such action is not intended to constitute approval or disapproval of any matter referred to in such minutes.

Shareholder Proposals for 1998 Annual Meeting

   If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held April 15, 1998, the proposal must be received by the Corporate Secretary not later than November 11, 1997 for inclusion in IPL's proxy or information statement and form of proxy, if applicable.


                    RELATIONSHIP WITH AUDITOR

   Deloitte & Touche LLP (the ``Auditor'') with offices at Market Tower, Suite 3000, 10 West Market Street, Indianapolis, Indiana, has been the auditor for IPL since the year 1952, and was appointed by the Board of IPALCO upon recommendation of the Audit Committee to serve as such during the current year. A representative of the Auditor will be present at the Annual Meeting of Shareholders on April 16, 1997, and will be given an opportunity to make a statement and to respond to appropriate questions from shareholders.


             VOTING SECURITIES AND BENEFICIAL OWNERS

   On January 15, 1997, IPL had outstanding 17,206,630 shares of Common Stock and 518,985 shares of Cumulative Preferred Stock issued in six (6) separate series. Each share of Cumulative Preferred Stock entitles its owner to two (2) votes, and each share of Common Stock entitles its owner to one (1) vote upon each matter to come before the meeting. Only shareholders of record at the close of business on Wednesday, February 26, 1997, will be entitled to vote at the meeting or at any adjournment thereof.



   On January 15, 1997, the following beneficial owners held more than 5% of a class of IPL's voting securities:


--------------------------------------------------------------------------------------------------

                        Name and Address of             Amount and Nature               Percent
Title of Class          Beneficial Owner                of Beneficial Ownership         of Class
--------------------------------------------------------------------------------------------------


Common Stock            IPALCO Enterprises, Inc.        17,206,630 shares<F1>           100%
                        One Monument Circle
                        Indianapolis, IN 46204
--------------------------------------------------------------------------------------------------

<F1>    IPALCO Enterprises, Inc. has sole power to vote and
        dispose of all shares shown as beneficially owned by it.


   On January 15, 1997, none of the directors, executive officers or nominees for director of IPL beneficially owned equity securities of IPL.



Beneficial Ownership of the Common Stock of IPALCO By
Directors, Nominees and Executive Officers

   On January 15, 1997, the following named directors and nominees of IPL, and executive officers of IPALCO and its subsidiaries, including IPL, individually and as a group, beneficially owned equity securities of IPALCO as follows:


-----------------------------------------------------------------------------------------------------------------------
                        Name of                         Amount and Nature               Percent
Title of Class          Beneficial Owner                of Beneficial                   Ownership<F1>     of Class<F2>
-----------------------------------------------------------------------------------------------------------------------

Common Stock            Joseph D. Barnette, Jr.          16,000 shares <F3>
                        Robert A. Borns                  44,409 shares <F3>
                        John R. Brehm                    72,674 shares <F4>
                        Mitchell E. Daniels, Jr.         18,300 shares <F3>
                        Rexford C. Early                 11,642 shares <F3>
                        Otto N. Frenzel III              31,200 shares <F3>
                        Max L. Gibson                    11,100 shares
                        Edwin J. Goss                    14,407 shares <F3>
                        Earl B. Herr, Jr.                13,860 shares
                        John R. Hodowal                 247,510 shares <F4>
                        Ramon L. Humke                  174,533 shares <F4>
                        Sam H. Jones                     18,360 shares <F3>
                        Andre B. Lacy                    37,806 shares <F5>
                        L. Ben Lytle                     12,748 shares
                        Michael S. Maurer                11,072 shares
                        Andrew J. Paine, Jr.                  0 shares
                        Sallie W. Rowland                19,244 shares <F3>
                        Thomas H. Sams                   23,001 shares <F3>, <F6>
                        Bryan G. Tabler                  15,199 shares <F3>, <F4>
                        Gerald D. Waltz                 105,056 shares <F4>
                        Other Executive Officers        274,744 shares <F1>, <F4>
                        All 26 directors, nominees,
                        and executive officers, as
                        a group                       1,172,865 shares <F3>, <F4>            2.06%

-------------------------------------------


<F1>         Except as otherwise noted below, each person named in
             the table has sole voting and investment power with respect to all shares of common stock listed as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to exercise of outstanding options that are exercisable within 60 days as follows:
             Mr. Barnette-9,000; Mr. Borns-12,000; Mr. Brehm-52,500;
             Mr. Daniels-18,000; Mr. Early-6,000; Mr. Frenzel-18,000;
             Mr. Gibson-6,000; Mr. Goss-12,000; Dr. Herr-12,000; Mr.
             Hodowal-180,000; Mr. Humke-105,000; Mr. Jones-18,000;
             Mr. Lacy-18,000; Mr. Lytle-12,000; Mr. Maurer-9,000;
             Mrs. Rowland-18,000; Mr. Sams-18,000; Mr. Waltz-55,320;
             other executive officers-201,750; directors and executive officers as a group-780,570.

<F2>         Percentages less than 1% of total common stock
             outstanding are not indicated.

<F3>         Includes 43,547 shares owned by or with family members
             sharing their home and shares held in trust or other arrangements with family members.

<F4>         Includes vested and contingent interests in shares of
             common stock held by the Trustee in the Thrift Plan (stated in whole shares) of: Mr. Brehm-13,522; Mr. Hodowal-29,645; Mr. Humke-7,618; Mr. Tabler-901; Mr. Waltz-36,160; other executive officers-57,485; and all executive officers as a group-145,331.

<F5>         Includes 12,000 shares owned by LDI, Ltd. and 2,700
             shares owned by the Lacy Foundation of which Mr. Lacy is a partner and a director, respectively, and 600 shares representing his vested interest in a self-employment retirement plan, totaling 15,300 shares, 11,700 of which he disclaims beneficial ownership.

<F6>         Mr. Sams disclaims beneficial ownership of 1,500 shares
             of the total shares shown opposite his name.

           PROPOSAL 1 - ELECTION OF SIXTEEN DIRECTORS

        At a meeting held January 28, 1997, the Executive Committee of IPL's Board of Directors nominated 16 nominees for election as directors at its Annual Meeting of Shareholders to be held April 16, 1997 for terms of one year each and until their successors are duly elected and qualified. All nominees, except Andrew J. Paine, Jr., currently are members of the Board and all nominees have consented to serve if elected. The nominees for director and the names, ages, (as of April 16, 1997), job experience and directorships of such nominees are as follows:

Joseph D. Barnette, Jr., 57, Chairman and Chief Executive
             Officer of Banc One Indiana Corporation (a bank holding company) since January, 1993 and Chairman and Chief Executive Officer of Bank One, Indianapolis, NA since October, 1994. Prior to that, Mr. Barnette was President and Chief Executive Officer of Banc One Indiana Corporation (July, 1990 - January, 1993) and President and Chief Executive Officer of Bank One, Indianapolis, NA (January, 1990 - October, 1994). He is a director of IPALCO, IWC Resources Corporation, Indianapolis Water Company and Meridian Insurance Group, Inc. He has been a director of IPL since January, 1993.

Robert A. Borns, 61, Chairman of Borns Management Corporation
             (real estate owners and managers), Indianapolis, Indiana since 1961, and Chairman of Correctional Management Company L.L.C. since 1996. Mr. Borns serves on numerous boards, including the Board of Trustees of Indianapolis Museum of Art, Indianapolis Symphony Orchestra, Indiana University Foundation and St. Vincent Hospital Advisory Board. He is also a director of IPALCO, Indianapolis Water Company, IWC Resources Corporation, Standard Management Corporation, and of Heritage Partners Management, Inc. He has been a director of IPL since April, 1986 (excluding the period March 15 to August 23,
             1993).

Mitchell E. Daniels, Jr., 48, Vice President, Corporate
             Strategy and Policy, Eli Lilly and Company
             (pharmaceuticals manufacturer), Indianapolis, Indiana. During the period April 1, 1993 to January 6, 1996, Mr. Daniels was President, North American Pharmaceutical Operations of Eli Lilly and Company. Prior to that time, he was Vice President, Corporate Affairs of Eli Lilly and Company and President and Chief Executive Officer of Hudson Institute, Inc. (March, 1987 to August, 1990). He is a director of IPALCO, Acordia, Inc. and NBD Bank, N.A. and has been a director of IPL since November, 1989.

Rexford C. Early, 62, President of Carlisle Insurance Agency,
             Inc., Indianapolis, Indiana, a position he has held for more than five years. Mr. Early was Chairman of the Indiana Republican Party from March, 1991 to March, 1993. He is a director of IPALCO and has been a director of IPL since August, 1993.

Otto N. Frenzel III, 66, Chairman, Executive Committee
             National City Bank, Indiana, Indianapolis, Indiana. Mr. Frenzel has held his present position since January, 1996. For more than 3 years prior to that time, Mr. Frenzel was Chairman of the Board of National City Bank, Indiana. Prior to May, 1992, Mr. Frenzel was Chairman of the Board of Merchants National Bank & Trust Company of Indianapolis and Chairman of the Board of Merchants National Corporation. He is a director of IPALCO, National City Corporation, American United Life Insurance Company, Indiana Energy, Inc., Indiana Gas Company, Inc., Indianapolis Water Company, Baldwin & Lyons, Inc. and IWC Resources Corporation. He has been a director of IPL since April, 1977.

Max L. Gibson, 56, President of Majax Corporation (waste
             consulting firm), Terre Haute, Indiana for the past five years. For more than five years prior to his consulting work, Mr. Gibson was President of Victory Services Corporation (waste disposal), Terre Haute, Indiana. He is a director of IPALCO, First Financial Corporation, Terre Haute First National Bank and First State Bank, Brazil, Indiana. He has been a director of IPL since August, 1993.

Dr. Earl B. Herr, Jr., 69, Retired. For more than five years prior to his retirement in December, 1992, Dr. Herr was Executive Vice President of Eli Lilly and Company (pharmaceuticals manufacturer), Indianapolis, Indiana. He is a director of IPALCO and Lilly Endowment and has been a director of IPL since April, 1986 (excluding the period March 15 to August 23, 1993).

John R. Hodowal, 52, Chairman of the Board and President of
             IPALCO and Chairman of the Board and Chief Executive Officer of IPL. Except for the Chairmanship of IPL which he assumed in February, 1990, Mr. Hodowal has held his current positions since May, 1989. For some years prior to that time, he was Vice President and Treasurer of IPALCO and Executive Vice President of IPL. He is a director of IPALCO, Bank One, Indianapolis, NA and Anthem Insurance Companies, Inc. He has been a director of IPL since April, 1984.

Ramon L. Humke, 64, Vice Chairman of IPALCO and President and
             Chief Operating Officer of IPL. Prior to February, 1990 when he assumed his present position with IPL, Mr. Humke was President and Chief Executive Officer of Ameritech Services and Senior Vice President of Ameritech Bell Group (September, 1989 - February, 1990) and President and Chief Executive Officer of Indiana Bell Telephone Company (October, 1983 - September, 1989). He is a director of IPALCO, NBD Bank, N.A., LDI Management, Inc. and is Chairman of the Boards of Meridian Mutual Insurance Company and Meridian Insurance Group, Inc. He has been a director of IPL since February, 1990.

Sam H. Jones, 69, President, Indianapolis Urban League, Inc.,
             Indianapolis, Indiana. Mr. Jones has held his present position for more than 5 years and serves on numerous educational, social and cultural boards, including the Advisory Board of Indiana University-Purdue University at Indianapolis, Methodist Health Foundation, Board of One Hundred Black Men of Indianapolis and the Administrative Board of Northwest United Methodist Church. He is a director of IPALCO and has been a director of IPL since June, 1983.

Andre B. Lacy, 57, General Partner and Chief Executive of
             LDI, Ltd. (an industrial and investment limited partnership), Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc., the managing general partner of LDI, Ltd., and Chairman and Chief Executive Officer of all subsidiaries and divisions thereof. He has held his present positions for more than 5 years. He is a director of IPALCO, Tredegar Industries, Inc., Albemarle Corporation, Patterson Dental Co., Herff Jones and The National Bank of Indianapolis. He has been a director of IPL since April, 1987.

L. Ben Lytle, 50, President and Chief Executive Officer,
             Anthem Insurance Companies, Inc. (insurance and financial services), Indianapolis, Indiana. He served as Chairman from March, 1994 to March, 1996, and has held the remaining positions for more than five years. He is a director of IPALCO, Bank One, Indianapolis, NA and Anthem Insurance Companies, Inc. and its subsidiaries. He has been a director of IPL since April, 1992.

Michael S. Maurer, 54, Chairman of the Board of MyStar
             Communications Corporation (radio station operations), a position he has held for more than five years; Chairman of the Board of IBJ Corporation (newspaper publisher) since December, 1990; Chairman of the Board of The National Bank of Indianapolis since December, 1993. Mr. Maurer is Chair, United Way of Central Indiana. He has been a director of IPALCO and IPL since January, 1993.

Andrew J. Paine, Jr., 59, President and Chief Executive
             Officer of NBD Indiana, Inc. and Executive Vice President of First Chicago NBD Corporation. In his position with NBD Indiana, Inc. he directs the operation of all NBD banks in Indiana. In 1981, Mr. Paine was named Vice Chairman of Indiana National Bank, and was elected Executive Vice President of NBD Bancorp after it acquired INB in 1992. Mr. Paine was named Chief Executive Officer in June, 1994, and Executive Vice President of First Chicago NBD Corporation in 1995. He is a director of Indianapolis Life Insurance Company and Bankers Life Insurance Company of New York.

Sallie W. Rowland, 64, Chairman and Chief Executive Officer
             of Rowland Design, Inc. (an architectural, interiors and graphic design firm), Indianapolis, Indiana, positions she has held for more than 5 years. Mrs. Rowland serves on various community boards including The Indianapolis Chamber of Commerce. She is a director of IPALCO, NBD Bank, N.A., Meridian Insurance Group, Inc. and Meridian Mutual Insurance Company. She has been a director of IPL since April, 1988.

Thomas H. Sams, 55, President and Chief Executive Officer,
             Waldemar Industries, Inc. (an investment holding company), Indianapolis, Indiana and an officer of various subsidiary and affiliated corporations thereof. Mr. Sams has held these positions since 1966. He is a director of IPALCO, Mid-America Capital Resources, Inc., NBD Bank, N.A., and Meridian Insurance Group, Inc. He has been a director of IPL since April, 1986.



          INFORMATION REGARDING THE BOARD OF DIRECTORS


Procedure To Propose Nominees For Director

        IPL will accept timely recommendations by shareholders of proposed nominees for director. All such proposals must be received by IPL's Corporate Secretary not later than January
2 of any year for consideration at that year's Annual Meeting of Shareholders. The Executive Committee will review nominees proposed by shareholders in the same manner as other proposed nominees.


Number of Board Meetings and Attendance

        Each director of IPL is elected for a term of one year and until his or her successor is duly elected and qualified. During the year 1996, the Board of Directors of IPL held 11 meetings. Its Executive Committee and Audit Committee held a total of 9 meetings. All directors attended, in the aggregate, more than 75% of the aggregate of Board meetings and assigned committee meetings. On average, directors attended more than 92% of Board and committee meetings held in 1996.

Committees of the Board

        The Board of Directors of IPL has two standing committees, the Executive Committee and the Audit Committee. There is no nominating committee, as such; however, the Executive Committee substantially performs the functions of such committee. It reviews, among other things, the qualifications and suitability of candidates to stand for election to IPL's Board of Directors and recommends nominees to the Board. In addition, the Executive Committee considers and recommends the declaration of dividends and acts on matters when the full Board is not in session. The Executive Committee held six meetings in 1996 and is currently composed of Mr. John R. Hodowal, Chairman, and Messrs. Robert A. Borns, Otto N. Frenzel III, Earl B. Herr, Jr., Ramon L. Humke and Sam H. Jones, members.

        The Audit Committee reviews the scope of the audit, examines the auditor's reports, makes appropriate recommendations to the Board of Directors as a result of such review and examination, and inquires into the effectiveness of the financial and accounting functions and controls. The Audit Committee first approves all non-audit services and gives appropriate consideration to the effect, if any, they may have on the independence of the auditor; except that management advisory and tax services, which do not exceed $50,000 per project or $150,000 in the aggregate per calendar year, may be approved by the Chairman of the Board without such Committee's consent. The Audit Committee held three meetings in 1996 and is currently made up of Mrs. Sallie W. Rowland, Chairman, and Messrs. Rexford C. Early, Edwin J. Goss, Sam H. Jones and Andre B. Lacy, members.


Compensation Committee Interlocks and Insider Participation

        There is no standing Compensation Committee of the Board of Directors of IPL. Mr. John R. Hodowal and Mr. Ramon L.
Humke consult with the Compensation Committee of the Board of Directors of IPALCO concerning the base salary component of executive officer compensation. Mr. Frenzel is Chairman, and Messrs. Borns, Herr and Sams are the members of IPALCO's Compensation Committee. However, Mr. Hodowal and Mr. Humke do not participate in discussions with the Compensation Committee with regard to their own compensation. IPL's President and Chief Operating Officer, Mr. Ramon L. Humke, is a member of the Compensation Committee of the Board of Directors of LDI Management, Inc. Mr. Andre B. Lacy is
Chairman of the Board, Chief Executive Officer and President of LDI Management, Inc. and is also a director of IPL.

Compensation of Directors

        Non-employee directors serving on the Board of IPL are paid an annual fee of $8,500 plus $450 for each meeting attended; however, directors of IPALCO and its subsidiaries are limited to two annual fees. Non-employee members of the Executive Committee of the Board are paid annual fees of $10,000, but no meeting fees. Members of the Audit Committee of the Board, all of whom are non-employee directors, are paid annual fees of $4,000 plus $450 for each meeting attended. The Chairman of this committee receives an additional fee of $1,500 annually. Members of the Executive and Audit Committees of both IPALCO and IPL are limited to one annual fee. Directors who are also officers of IPL receive no director fees.

Certain Business Relationships

             During 1996, companies associated with Anthem Insurance Companies, Inc. ("Anthem") administered health care programs for IPALCO and its subsidiaries under contracts that involve payments to Anthem aggregating approximately $15 million.
Mr. L. Ben Lytle is President and Chief Executive Officer of
Anthem.

        IPL maintained a line of credit during 1996 with National City Bank, Indiana ("NCB") of which Mr. Otto N. Frenzel III is Chairman of the Executive Committee. During 1996, the maximum principal amount outstanding at any time on IPL's $30 million line of credit with NCB was approximately $11 million, and IPL had no outstanding balance with NCB as of December 31, 1996. Mid-America's $7.5 million line of credit with NCB had a maximum principal amount of $3.0 million outstanding at any time, and a principal balance of $3.0 million outstanding as of December 31, 1996.

        IPL maintained a long-term revolving credit facility during 1996 with Bank One, Indianapolis, NA, ("Bank One") of which Mr. Joseph D. Barnette, Jr., is Chairman and Chief Executive Officer. IPL did not utilize the credit facility during 1996. Mid-America maintained a $7.5 million line of credit with Bank One during 1996 and had a maximum principal amount of $3.0 million outstanding at any time, and an outstanding principal balance of $3.0 million as of December 31, 1996.

        An unutilized credit line and an unutilized long-term revolving credit facility were also maintained by IPL with First Chicago NBD ("NBD"), of which Mr. Ramon L. Humke is a director. IPALCO subsidiary Mid-America maintained a $7.5 million line of credit during 1996 with NBD, had a maximum principal amount outstanding of $3.0 million, and a principal balance of $3.0 million outstanding as of December 31, 1996.

        IPL engaged Rowland Design, Inc. for architectural and design services for certain improvements to IPL's corporate office located at One Monument Circle. During 1996, IPL paid
fees of approximately $93,000 under such agreements.   Mrs.
Sallie W. Rowland is Chairman and CEO of Rowland Design, Inc.

        IPL engaged Schenkel & Associates, LLC, for consulting services in the areas of community affairs, public relations, and communication, and paid fees of approximately $25,000 during 1996. Mr. Thomas M. Miller, a member of the Board of Directors of IPALCO prior to his death on July 5, 1996, was a majority owner of Schenkel & Associates, LLC.

      PROPOSAL 2 - APPROVE AMENDMENT TO AMENDED ARTICLES OF
    INCORPORATION TO REMOVE THE LIMITATION ON THE ISSUANCE OF
                     UNSECURED INDEBTEDNESS


Purpose and Effect of Proposed Amendment

        Under Article 6 of IPL's Articles of Incorporation, as amended, (the "Articles"), the holders of IPL's Cumulative Preferred Stock (the "Preferred Stock") have special voting rights with respect to certain matters, including among others the amendment of the Articles to authorize any prior ranking stock, the issuance of Preferred Stock unless certain coverage tests are met, and the issuance of unsecured indebtedness unless certain coverage tests are met.

        Specifically, Article 6(A)(4)(g) provides that the approval of a majority of the Preferred Stock, voting separately as a class, is required for IPL to:

             issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Company or the redemption or other retirement of all outstanding shares of Preferred Stock, if immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Company and then outstanding (including unsecured securities then to be issued or assumed) would exceed twenty percent (20%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Company, and then to be outstanding and (ii) the capital and surplus of the Company as then to be stated on the books of account of the Company.

        The proposed amendment would remove clause (A)(4)(g) of
Article 6 from the Articles of Incorporation and thereby eliminate the special voting rights contained in that clause and enable IPL to incur unsecured indebtedness without a shareholder vote. The amendment is intended to increase the flexibility of the Board of Directors in obtaining financing on the best possible terms for IPL. Historically, IPL's long-term debt financing generally has been accomplished through the issuance of first mortgage bonds (secured debt financing) pursuant to IPL's Mortgage and Deed of Trust (the "Mortgage"). All of the first mortgage bonds issued by IPL pursuant to the Mortgage are secured by a first priority lien on substantially all of IPL's properties. In light of the increasingly competitive pressures in the utility industry and the financial markets, the Board of Directors believes it is in IPL's best interests to have maximum flexibility with respect to obtaining future financing to meet IPL's needs.
The elimination of the provision providing for special voting rights with respect to the issuance or assumption of unsecured indebtedness would provide IPL with the ability to obtain the best terms available in the debt markets. This should result in long-term benefits for all of IPL's shareholders, including the holders of IPL's Preferred Stock.

        Even though the removal of the provision providing for special voting rights would permit IPL to issue a greater amount of unsecured debt, IPL does not have any present intention to issue an aggregate amount of debt greater than it otherwise would be permitted to issue. In other words, the total amount of secured and unsecured debt intended to be issued and outstanding would not exceed the total amount of secured and unsecured debt currently permitted by the Articles and the Mortgage; instead, unsecured debt would become a more significant component of the overall debt of IPL.

        In addition, the adoption of the proposed amendment would not remove all restrictions on IPL's issuance of debt securities. As a regulated utility, the issuance of any securities by IPL would continue to be subject to the prior approval of the Indiana Utility Regulatory Commission (with respect to securities maturing in more than one year) or the Federal Energy Regulatory Commission (with respect to securities maturing in one year or less). Consequently, although the removal of the provision providing for special voting rights will increase the financial flexibility of IPL by removing a limitation on the amount of unsecured debt that IPL is permitted to issue, it is not intended that the overall debt capacity levels would be increased, and, in any event, the issuance of any debt securities will continue to be reviewed by regulatory agencies.

Vote Required to Approve Proposed Amendment

        Adoption of Proposal 2 requires the affirmative vote of the holders of two-thirds of the outstanding shares of IPL Cumulative Preferred Stock, voting separately as a class. Proxies representing shares held on the record date which are returned duly executed, will be voted, unless otherwise specified, in favor of the proposed amendment to IPL's
Amended Articles of Incorporation. Abstentions and broker non-votes will have the effect of a vote against the proposal since the affirmative vote of two-thirds of the outstanding shares is required for approval of the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.


               BOARD COMPENSATION COMMITTEE REPORT
                    ON EXECUTIVE COMPENSATION


Compensation Policies Relating Generally to Executive
Officers

        The Compensation Committee (``Committee'') of the Board of Directors ("Board") of IPALCO Enterprises, Inc. ("IPALCO"), in consultation with its outside advisor, establishes the compensation policies of IPALCO and its subsidiaries, including IPL, with regard to all officers. The Committee recommends to the Board the adoption or amendment of compensation plans for officers, including the named executive officers. On authority of the full Board, the Committee administers all such plans, including establishing officers' base salary levels, reviewing and approving performance measures and goals for both annual and long-term incentive plans, and approving incentive awards.

        The Committee is made up of four non-employee directors whose philosophy is to attract, retain, and motivate a high quality management team by providing a strong and direct link between IPALCO performance and officer compensation, with a significant portion of total compensation being dependent upon measurable performance objectives. The compensation program for executive and other selected officers had three basic components in 1996: base salary, a performance-based annual incentive plan, and a long-term performance and restricted stock incentive plan. It is the policy of the Committee that the compensation program should directly link executive and shareholder interests.

Base Salary

        The Committee targeted 1996 base salaries for officers, including the named executive officers, at the median level for similar positions within comparably performing utilities, and where such positions are also found in general industry, at a level approximately one-half the difference between the utility industry and general industry medians. The Committee considered the analysis which was provided by the outside advisor that IPALCO salaries are within the median range of comparable utilities and below those of general industry. The Committee also considered both company and individual performance in approving the range of salary increases and the salary for each officer, including the named executive officers. 1996 base salary increases for all officers averaged 4.5%, slightly ahead of the utility industry average, but aligned with IPALCO performance.

        The comparative compensation data for electric utilities used by the Committee were derived from companies with comparable revenues as reported in the annual Edison Electric
Institute Executive Compensation Survey. Data for general industry were drawn from five national executive compensation surveys provided by the outside consultant.

Annual Incentive Plan

        The IPALCO Annual Incentive Plan is a performance-based plan which measures company performance in four equally weighted criteria: Net Income, Customer Satisfaction, Productivity, and Budget Compliance. For 1996 only, the Committee amended the Annual Incentive Plan to remove
Customer Satisfaction and weigh the remaining performance measures one-third each. The customer survey being used was incapable of measuring management's efforts to improve customer service. For 1997 and beyond, Customer Satisfaction will be measured by an independent broad-based customer survey focusing on service characteristics which customers have stated are important. Target awards are set approximately halfway between general industry and utility medians. Participants in the Plan are approved in advance of the plan year by the Committee. All participants, including the named executive officers, are measured against performance goals which are established by the Committee and announced at the beginning of the year. Goals are set at Threshold, Target, and Maximum levels, with Threshold performance required for any award in each criteria; however, if the Threshold goal for Net Income is not met, no payout is made regardless of the performance in any other criteria.
Each performance level is assigned an award value, with interpolation for performance between levels. For named executive officers, performance at Threshold, Target, and Maximum levels respectively warrants a payout of 10%, 22.5%, and 35% of base salary. Factors ranging from .75 to 1.5 are applied to the award percentage based upon the participant's position.

        The Plan permits the reduction or elimination of an award should an individual participant's performance be below expectations. No awards were reduced in 1996.

        For 1996, the Company met the Maximum performance goals in all three performance measures: Net Income, Productivity and Budget Compliance.


Long-Term Performance and Restricted Stock Incentive Plan

        The performance-based restricted stock plan is designed to focus the attention of prospective participants on long-term company objectives and performance. Participation is subject to Committee approval and is limited to key employees (including non-officers) who contribute on a continuing basis to the strategic and long-term growth of the company.

        The Plan continues to measure company performance in Total Return to Shareholders and in Cost Effective Service (net income as a percentage of utility revenues) compared with the performance of a Peer Group of 15 comparable utilities. Criteria for selection of peer companies included revenue size and sources, market-to-book ratio, fuel source, and dividend yield among other criteria. Target awards are set approximately halfway between general industry and utility medians. Conditional restricted stock grants, at Target levels, ranging from 10% to 35% of base salary, are awarded at the beginning of each three-year performance period. Final awards are based upon IPALCO's ranking within the Peer Group over the performance period, with one-third of the shares to be vested during each of the fourth, fifth, and sixth years after the beginning of the performance period. The performance period for Program 1 covers 1995-1997, with final restricted stock awards made July 1, 1998.

        Performance in Total Return to Shareholders and Cost Effective Service continues also to be measured over the four-year performance periods specified in the original Long-Term Incentive Plan for those programs begun prior to 1995. For Program 5, for the years 1992-1995, IPALCO ranked first among peers in Cost Effective Service and sixth among peers in Total Return to Shareholders. Using the schedule specified in the plan for that level of performance, the named executive officers received incentive payments totaling $282,249 in 1996.


Basis For Chief Executive Officer's Compensation

        The Chief Executive Officer's (``CEO'') compensation continues to be directly and explicitly linked to IPALCO performance with consideration given to the Committee's assessment of his individual performance. The Committee thoroughly reviews the CEO's performance, including strategic direction, leadership and management team development, as well as overall company performance. The Committee's review is both subjective and objective. IPALCO performance data used in the incentive plans plus other financial, operational, service, and administrative data are considered.

        Total 1996 compensation for the CEO (including base salary, Annual Incentive Plan payment, and Long-Term Incentive payment and stock associated with the Long-Term Performance and Restricted Stock Incentive Plan), is shown in Table I. His total compensation was slightly above the median of Peer Group CEOs, but was slightly below the median of CEO compensation in comparably high-performing peer companies.

        At Target performance, under the current compensation program, approximately 37% of the CEO's total direct compensation is variable and at risk. During 1996, approximately 43% of the CEO's actual total direct compensation was at risk.


Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code will not permit a public corporation to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain top executives, unless that compensation qualifies as "performance based" compensation. This limitation will not impact IPALCO with respect to executive compensation paid in 1996, nor does the Committee believe that this will have an impact in 1997. The Committee continues to review this issue with the present intent to take appropriate steps to ensure the continued deductibility of its executive compensation.

                       The Compensation Committee of the
                       Board of Directors of IPALCO
                       Enterprises, Inc.

                       Otto N. Frenzel III, Chairman
                       Robert A. Borns
                       Earl B. Herr, Jr.
                       Thomas H. Sams


               COMPENSATION OF EXECUTIVE OFFICERS

Nature and Types of Compensation

        The two tables that follow on succeeding pages disclose all plan and non-plan compensation awarded to, earned by, or paid to the Chairman of the Board and Chief Executive Officer (``CEO'') and to the four named executive officers other than the CEO who are the most highly compensated key policy-making executive officers of IPL, each of whose total annual salary and bonus exceeded $100,000 for the year 1996. The tables include a Summary Compensation Table (Table I) and an Aggregated Option/SAR Exercises In Last Fiscal Year and
Fiscal Year-End Option/SAR Value Table (Table II). No table is presented for Option/SAR Grants in last fiscal year since no stock options were granted during 1996. No table is presented for Long-Term Incentive Plans since the issuance of restricted stock under the Long-Term Performance and Restricted Stock Incentive Plan is included in the Summary Compensation Table (Table I).

                                                           SUMMARY COMPENSATION TABLE


                                                                                Long-Term Compensation
                                                                     -------------------------------------------
                                         Annual Compensation         Awards          Awards          Payouts
                                --------------------------------------------------------------------------------

                                                         Other                       Securities
                                                         Annual      Restricted      Underlying                      All Other
                                                         Compen-     Stock           Options/        LTIP            Compen-
Name and                                                 sation<F1>  Awards<F2>      SARs<F3>        Payouts<F4>     sation<F5>
Principal Position      Year    Salary ($)   Bonus ($)   ($)         ($)             (#)             ($)             ($)
-------------------     ----    ----------   ---------   ----------  -----------     -----           -----------     ----------

John R. Hodowal         1994    $461,051     $214,566    $ 41,471       -0-          -0-             $ 76,250        $8,955
Chairman & CEO          1995     476,012      206,425      43,721    $491,790        -0-               75,488         8,310
                        1996     515,125      272,370     229,775       -0-          -0-              111,333         6,000

Ramon L. Humke          1994    $382,221     $177,801    $130,141       -0-          -0-             $ 63,646        $8,955
President & COO         1995     394,591      171,120     157,606    $407,700        -0-               62,975         8,310
                        1996     432,812      228,935     200,277       -0-          -0-               92,296         6,000

John R. Brehm           1994    $218,304     $ 67,728    $  3,678       -0-          -0-             $ 25,781        $8,199
Senior Vice             1995     225,315       89,513       6,301    $133,050        -0-               24,228         8,310
President, Finance      1996     236,394       83,253       7,788       -0-          -0-               34,996         6,698
& Information
Services

Bryan G. Tabler<F6>     1994    $ 46,157     $ 15,785    $  1,360       -0-          -0-                -0-           -0-
Senior Vice President,  1995     202,931       58,650      14,471    $121,305        -0-                -0-          $5,589
Secretary & General     1996     218,184       76,907      17,077       -0-          -0-             $ 10,651         6,698
Counsel
Gerald D. Waltz         1994    $202,955     $ 62,887    $  4,465       -0-          -0-             $ 26,042        $7,731
Senior Vice President,  1995     201,930       58,353      11,178    $121,530        -0-               24,228         8,310
Electric Delivery       1996     209,792       73,885      12,355       -0-          -0-               32,972         6,000

-------------------------------

<F1>    Represents taxes paid by IPALCO and/or IPL on accrued interest and contributions of principal under the Funded Supplemental Plan (See ``Pension Plans''). Includes $10,227 earned in above market interest on deferred compensation for Mr. Humke for 1996.
<F2>    Restricted common stock awards are valued at the closing market price as of the date of grant. Restricted common stock holdings and the value thereof based on the closing price of the common stock at year end are as follows: Mr. Hodowal - 24,589 shares ($670,050); Mr. Humke - 20,385 shares ($555,491); Mr. Brehm - 6,652 shares ($181,267); Mr. Tabler - 6,067 shares ($165,326); and Mr.
        Waltz - 6,076 shares ($165,571). Dividends on the restricted common stock are payable to the named officers. Shares awarded in 1995 represent a cumulative 3-year award for years 1995, 1996, and 1997. Under the terms of the Plan, no additional shares will be awarded to the named officers before 1998.
<F3>    No options have stock appreciation rights.
<F4>    Payouts shown were made in 1996 for the 4-year LTIP Program ended
        December 31, 1995.
<F5>    Represents 1996 contributions made by IPL to the Trustee of the
        Employees' Thrift Plan.
<F6>    Mr. Tabler started his employment on October 1, 1994, and became an officer of both IPALCO and IPL on January 1, 1995.
                             TABLE I

                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                                          AND FY-END OPTION/SAR VALUES

                                                                                Securities              Value of
                                                                                Underlying              Unexercised
                                                                                Unexercised             In-the-Money
                                                                                Options/SARs at         Options/SARs
                                                                                FY-End(#)               FY-End ($)*

                                Shares Acquired                                 Exercisable/            Exercisable/
Name                            On Exercise (#)         Value Realized ($)      Unexercisable           Unexercisable
-------------------             ---------------         ------------------      ------------------      ----------------

John R. Hodowal                 35,000                  $542,485                180,000(e)              $401,701(e)
                                                                                    -0-(u)                   -0-(u)

Ramon L. Humke                  82,500                  $921,385                105,000(e)              $239,013(e)
                                                                                    -0-(u)                   -0-(u)

John R. Brehm                    -0-                       -0-                   52,500(e)              $119,506(e)
                                                                                    -0-(u)                   -0-(u)

Bryan G. Tabler                  -0-                       -0-                     ----                     ----
                                                                                   ----                     ----

Gerald D. Waltz                 18,120                  $267,208                  55,320(e)              $193,880(e)
                                                                                     -0-(u)                   -0-(u)


------------------------------
(e)     Exercisable.
(u)     Unexercisable.
*       Based upon year-end closing market price of $27.25 per share of common stock.


                                                   TABLE II

Performance Graph

        The Performance Graph on this page, Table III, plots the total cumulative return that shareholders of IPALCO received (solid line with dot) during the 5-year period ended December 31, 1996, compared with the total cumulative return to shareholders of companies comprising the Standard and Poors 500 Index (solid line with square) and the Standard & Poors Electric Companies Index (solid line with star). The Graph shows the cumulative total return assuming dividend reinvestment and based upon an initial investment of $100.00. The vertical portion of the Graph indicates the dollar value ranging from $90.00 to $210.00, and the horizontal portion of the Graph is the year, beginning in 1991 and continuing through 1996.

        The points on the Performance Graph are as follows:


     CUMULATIVE TOTAL RETURN ASSUMING DIVIDEND REINVESTMENT


                                 1991   1992    1993    1994    1995    1996

        IPALCO                   100    114     119     108     146     165
        S & P 500                100    108     118     120     165     203
        S & P ELEC COMPANIES     100    106     119     104     136     136

Source:   Standard and Poor's Compustat Services, Inc.


                            TABLE III

Performance Graph

        The Performance Graph (Table III) on the preceding page plots the total cumulative return that shareholders of IPALCO received (solid line with dot) during the 5-year period ended December 31, 1996, compared with the total cumulative return to shareholders of companies comprising the Standard and Poors 500 Index (solid line with square) and the Standard & Poors Electric Companies Index (solid line with star). The Graph reflects IPALCO's superior return as compared to the electric utility industry and is one of the bases for the Chief Executive Officer's compensation disclosed in the Compensation Committee Report set forth in this Proxy Statement.

Pension Plans

        Table IV below illustrates the combined annual retirement benefits computed on a straight-life annuity basis that are payable under the Base Retirement Plan and the Funded Supplemental Retirement Plan (assuming continuous employment to age 65) to named executive officers having the remuneration and years of service shown.


------------------------------------------------------------------------------------------------

                                           PENSION PLAN TABLE<F1>


Remuneration                                         Years of Service
----------------        ------------------------------------------------------------------------


                           15              20              25              30              35
                        --------        --------        --------        --------        --------

$125,000                $ 81,250        $ 81,250        $ 81,250        $ 81,250        $ 81,250
 150,000                  97,500          97,500          97,500          97,500          97,500
 175,000                 113,750         113,750         113,750         113,750         113,750
 200,000                 130,000         130,000         130,000         130,000         130,000
 225,000                 146,250         146,250         146,250         146,250         146,250
 250,000                 162,500         162,500         162,500         162,500         162,500
 300,000                 195,000         195,000         195,000         195,000         195,000
 400,000                 260,000         260,000         260,000         260,000         260,000
 450,000                 292,500         292,500         292,500         292,500         292,500
 500,000                 325,000         325,000         325,000         325,000         325,000

___________________________________


<F1>    This table takes into account the latest Internal
        Revenue Code Section 415 benefit limitations and Internal Revenue Code Section 401(a)(17) compensation limitation applicable to the Base Retirement Plan. Benefits for both the Base Retirement Plan portion and Funded Supplemental Retirement Plan portion of the combined amounts have been shown without adjustment for income taxes.

                            TABLE IV
------------------------------------------------------------------------------------------------


        IPL's Employees' Retirement Plan (the ``Base Retirement Plan'') covers all permanent employees with one (1) year of service but excludes directors unless they are also officers. It provides fixed benefits at normal retirement age based upon compensation and length of service, the costs of which are computed actuarially. The remuneration covered by the Plan includes ``Salary'' but excludes ``Bonus'' and ``Other Compensation,'' annual or otherwise, as those terms are used in the Summary Compensation Table (Table I). Benefits are calculated on the basis of the highest average annual salary in any 60 consecutive months of employment. Years of service for Pension Plan purposes of named executive officers are as follows: Mr. Hodowal - 28, Mr. Humke - 7, Mr. Brehm - 21, Mr. Tabler - 2, and Mr. Waltz - 36.

        The Funded Supplemental Retirement Plan referred to above is applicable to the named executive officers and, at reduced benefits, to all other officers of IPALCO and IPL. In addition to the Base Retirement Plan and Funded Supplemental Retirement Plan benefits described above, the Funded Supplemental Retirement Plan also provides Mr. Hodowal with a straight-life annuity of $130,000 per year commencing at age 65, which benefit is reduced for early retirement. Contributions and accrued interest credited during 1996 to the accounts of Messrs. Hodowal, Humke, Brehm, Tabler and Waltz amounted to $271,745, $196,824, $7,256, $20,466 and
$9,987, respectively (in addition to the federal, state and local income tax payments reflected in Table I above). Contributions are based on actuarial assessments of benefits projected to accrue to such officers under the Funded Supplemental Retirement Plan upon termination of employment at normal retirement age and at current salary levels.


Employment Contracts and Termination of Employment and
Change-in-Control Arrangements

        IPL has employment contracts with Messrs. Hodowal and Humke which provide for an indefinite term that is convertible into a fixed 3-year term upon notice. Such contracts terminate upon death, total disability or retirement. Should they be terminated without ``cause'' or resign for ``good reason'' (as those terms are defined in the contract--see below), they would continue to receive their Salary, as that term is used in Table I above, for up to 3 years thereafter, less any severance payments received from other agreements.

        All Officers of IPL have Termination Benefits Agreements, dated on or after January 1, 1993. These Agreements provide for payment of severance benefits equal to 299.99% of the last 5 years' average annual Salary (but not exceeding the limits of Internal Revenue Code 280G), if IPL or IPALCO undergoes an ``acquisition of control'' while the agreement is in effect and if, within 3 years after an acquisition of control, any such officer is terminated without ``cause'' or resigns for ``good reason,'' as those terms are therein defined (see below).

        The term ``without `cause''' is defined in the employment contracts and Termination Benefits Agreements discussed above to mean in the absence of fraud, dishonesty, theft of corporate assets or other gross misconduct, as set out in a good faith determination of the Board of Directors. The term ``resign for `good reason''' is defined in the same agreements to mean generally, and subject to lengthy qualifications and amplification, demotion; assignment of duties inconsistent with the officer's status, position or responsibilities; reduction in base salary or failure to grant annual increases commensurate with increases of other officers; relocation of the headquarters of IPALCO or IPL to a location outside Greater Indianapolis; or termination of the executive's participation in, or the existence of, an incentive compensation, insurance or pension program. The term ``acquisition of control'' in such contracts means, generally and subject to lengthy amplification and qualifications therein, acquisition by any person, entity, or group of 20% or more of the combined voting power of the outstanding securities of IPALCO entitled to vote in the election of directors, excluding acquisitions by or from IPALCO or any acquisition by any employee benefit plan of IPALCO or IPL; change in majority membership of the Board of Directors other than by normal succession; certain reorganizations, mergers or consolidations resulting in control of the reorganized, merged, or consolidated entity by persons not previously in control of IPALCO; approval by the shareholders of complete liquidation or dissolution of IPALCO, or of a sale of all or substantially all of its assets to an entity not controlled by directors and holders of voting securities who were directors and holders of voting securities of IPALCO prior to the transaction.

        A Benefit Protection Fund and Trust Agreement (``Fund'') is also in effect to pay litigation expenses in the event it becomes necessary for any officer to enforce the employment contracts and Termination Benefits Agreements above described. The Fund is held in trust by National City Bank, Indianapolis, and at December 31, 1996, the sum of $887,580 was reserved in trust for such expenses.

                     FORM 10-K ANNUAL REPORT

        The following portions of IPL's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, are hereby incorporated by reference: (1) the financial statements and Report of Independent Public Accountants relating thereto; and (2) the information under the caption Item 6, Selected Financial Data. IPL will provide without charge, upon the written or oral request of any person (including any beneficial owner) to whom this Proxy Statement is delivered, a copy of the Annual Report on Form 10-K (excluding exhibits) by first class mail within one business day of receipt of such request. Such requests for information should be directed to IPL's principal office at One Monument Circle, P.O. Box 1595, Indianapolis, IN 46206-1595, Attention: Corporate Secretary, telephone (317) 261-5134.

        By order of the Board of Directors.

                                IPALCO ENTERPRISES, INC.
                                By: BRYAN G. TABLER, Secretary


Indianapolis, Indiana
March 10, 1997
-------------------------------------------------------------
[form of proxy/instruction card]

           INDIANAPOLIS POWER & LIGHT COMPANY
This Proxy/Instruction Card is Solicited on Behalf of the
Board of Directors

   The undersigned hereby appoints John R. Hodowal and Bryan
G. Tabler as Proxies, each with the power of substitution, and authorizes them to represent and vote as designated below, all the shares of Indianapolis Power & Light Company cumulative preferred stock held of record by the undersigned on February 26, 1997, at the annual meeting of the shareholders to be held April 16, 1997, or at any adjournment thereof, with respect to the matter(s) set forth below.

1.      Election of Sixteen Nominees for Director, namely:
        Joseph D. Barnette, Jr., Robert A. Borns, Mitchell E. Daniels, Jr., Rexford C. Early, Otto N. Frenzel III, Max
        L. Gibson, Earl B. Herr, Jr., John R. Hodowal, Ramon L. Humke, Sam H. Jones, Andre B. Lacy, L. Ben Lytle, Michael S. Maurer, Andrew J. Paine, Jr., Sallie W. Rowland, Thomas H. Sams

        [ ]  Vote for All Nominees

        [ ]  Withhold Vote from All Nominees

        [ ]  Vote for All Nominees, Except Nominees written below:


-------------------------------------------------------------
Please write name(s) of Nominee(s) from whom vote is withheld)

2. Approval of an amendment to the Amended Articles of Incorporation to remove the limitation on the issuance of unsecured indebtedness.

        [ ] For        [ ]  Against        [ ] Abstain

                         (FOLD HERE - DO NOT TEAR)

This Proxy/Instruction Card when properly executed will be voted in the manner directed by the undersigned shareholder.
If not otherwise indicated, this Proxy will be voted FOR the sixteen nominees for Director listed above and FOR the amendment to the Amended Articles of Incorporation and confers discretionary authority to vote on currently unknown matters properly presented to the meeting. This Proxy shall be voted on those matters properly presented in accordance with the best judgment of the named Proxies.

Receipt of the Notice of Annual Meeting and Proxy Statement dated March 10, 1997, and the 1996 Annual Report is hereby acknowledged.

                             Dated ___________________, 1997.

Your signature must be exactly            ___________________________________
as your name appears below.               (SIGNATURE)
When signing as attorney-in-fact,
executor, administrator, trustee,
guardian or corporate officer,            ___________________________________
please give full title as such.           (SIGNATURE IF HELD JOINTLY)


Please complete
1997 Proxy at right.
Then date, sign,
detach it from this
form at perforations,
fold it and return
immediately in
accompanying
postage guaranteed
envelope.



Account ID:

   ADDRESS CHANGE

_________________________
STREET

_________________________
APT. NO./P.O. BOX

_________________________
CITY

_________________________
STATE

_________________________
ZIP CODE

_________________________
SIGNATURE


[at perforation]

(DETACH HERE)